EXHIBIT 1.1


                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

                             UNDERWRITING AGREEMENT

                                                             New York, New York,
                                                              ____________, 200_

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

            Banc of America Commercial Mortgage Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the [respective] principal [and/or notional] amount[s] of its securities identified in Schedule I hereto (the "Securities"), to be issued under a pooling and servicing agreement (the "Pooling Agreement") to be dated as of ____________, 200_, among the Company as depositor, ____________ as master servicer (the "Master Servicer"), _________________ as special servicer (the "Special Servicer"), ______________ as REMIC administrator (the "REMIC Administrator") and ______________ as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in
Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised the Representatives of all further information (financial and other) with respect to the Company and the Securities to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including


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            the Basic Prospectus as so supplemented) is hereinafter called the
            "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (B) any Current Report (as defined in
            Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).

                  (c) The Company has been duly incorporated and is validly
            existing as a corporation under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the Pooling Agreement.


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                  (d) The Company is not aware of (i) any request by the
            Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

                  (e) This Agreement has been duly authorized, executed and
            delivered by the Company, and the Pooling Agreement, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the [applicable] purchase price set forth in Schedule I hereto, the principal [or notional] amount of [each class of] the Securities set forth opposite such Underwriter's name in Schedule II hereto.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the [aggregate] purchase price thereof in the manner set forth in Schedule I hereto. If Schedule I indicates that the Securities are to be issued in book-entry form, delivery of the Securities shall be made through the facilities of the depository or depositories set forth on Schedule I. Alternatively, certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in [New York, New York], not later than [1:00 p.m., New York City] time, on the business day prior to the Closing Date.

            4. Representations, Warranties and Agreements of the Underwriters. Each Underwriter represents and warrants to, and agrees with, the Company that:

                  (a) It proposes to offer the Securities for sale to the public as set forth in the Final Prospectus, and all offers and sales of the Securities made by it shall be so made in compliance with all applicable laws and regulations.

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            (b) If any of the Securities to be acquired by it constitute
"residual interests" in a "real estate mortgage investment conduit" (a "REMIC") as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986 (the "Code"; and such Securities, "Residual Securities"), it will deliver on or before the Closing Date, in connection with such acquisition, a transfer affidavit and agreement, substantially in the form required pursuant to Section _____ of the Pooling Agreement, upon which the Company and the Trustee may rely. In addition, it shall pay directly or reimburse the Company upon demand for: (i) any and all taxes (including, without limitation, penalties and interest) owed or asserted to be owed by the Company as a result of a claim by the Internal Revenue Service that the transfer of any Residual Securities to such Underwriter hereunder or any transfer thereof by such Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including, without limitation, attorney's fees and expenses, arising out of any failure of such Underwriter to make payment or reimbursement in connection with any such assertion as required in clause (i) above. Furthermore, it acknowledges that on the Closing Date, immediately after the transactions described herein, it will be the owner of the Residual Securities, if any, acquired by it for federal tax purposes, and it shall not assert in any proceeding that the transfer of such Residual Securities from the Company to such Underwriter should be disregarded for any purpose.

            5. Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) Prior to the termination of the offering of the
            Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be mailed to the Commission for filing pursuant to Rule 424 by first class certified or registered mail or by overnight courier and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been mailed to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information relating to the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
            (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order described in clause (iv) of the preceding sentence and, if issued, to obtain as soon as possible the withdrawal thereof.

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            (b) The Company will cause or, if appropriate, will have caused any
Computational Materials and ABS Term Sheets (each as defined in Section 10 below) with respect to the Securities which are delivered by the Underwriters to the Company pursuant to or as contemplated by Section 10 to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following [the earlier of (i)] the day on which such Computational Materials are delivered to counsel for the Company by the Underwriters prior to 10:30 a.m., New York City time, [and (ii) the date hereof,] and will promptly advise the Underwriters when each such Current Report has been so filed. Each such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriters pursuant to or as contemplated by Section 10 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 10 below), or which contain erroneous information or contain any untrue statement of a material fact or, which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriters to the Company pursuant to Section 10 hereof.

            (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials and/or ABS Term Sheets incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials and/or ABS Term Sheets that are furnished to the Company pursuant to Section 10(d) hereof which the Company determines to file in accordance therewith.

            (d) [The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.]

                  (e) The Company will furnish to the Representatives and
            counsel for the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus relating to the Securities by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto (other than exhibits to a Current Report) as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering of the Securities, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by ________________________.

                  (f) The Company will arrange for the qualification of the
            Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the
            Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

                  (b) The Company shall have furnished to the Representatives the opinion of [Cadwalader, Wickersham & Taft LLP], counsel for the Company and the Underwriters, dated the Closing Date, to the effect of paragraphs (iii), (vi), (vii), (ix), (xi), (xiv), (xv), (xvi) and
            (xvii) below, and the opinion of [Robert W. Long, Jr.], special counsel to the Company, dated the Closing Date, to the effect of paragraphs (i), (ii), (iv), (v), (viii), (x), (xii) and (xiii) below:

                        (i) the Company is a duly incorporated and validly
                  existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

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                        (ii) the Company has no subsidiaries and is not required
                  to be qualified or licensed to do business as a foreign corporation in any jurisdiction;

                        (iii) the Securities conform in all material respects to
                  the description thereof contained in the Final Prospectus;

                        (iv) the Pooling Agreement has been duly authorized,
                  executed and delivered by the Company;

                        (v) the Securities have been duly authorized by the
                  Company;

                        (vi) upon due authorization, execution and delivery by
                  the parties thereto, the Pooling Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

                        (vii) the Securities, when duly and validly executed,
                  authenticated and delivered in accordance with the Pooling Agreement and paid for in accordance with this Agreement, will be entitled to the benefits of the Pooling Agreement;

                        (viii) to the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                        (ix) the Registration Statement has become effective
                  under the Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final

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                  Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (x) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                        (xi) upon due authorization, execution and delivery by
                  the parties hereto, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any of the provisions of this Agreement which purport to provide indemnification from securities law liabilities;

                        (xii) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                        (xiii) neither the issue and sale of the Securities, nor
                  the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or by which it is bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company;

                        (xiv) the Pooling Agreement is not required to be
                  qualified under the Trust Indenture Act of 1939, as amended;

                        (xv) neither the Company nor the Trust Fund is required
                  to be registered under the Investment Company Act of 1940, as amended;

                        (xvi) the statements in the Final Prospectus under the
                  headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the

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                  extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein; and

                        (xvii) assuming compliance with the provisions of the
                  Pooling Agreement, for federal income tax purposes, each of REMIC I and REMIC II [as such terms are defined in the Pooling Agreement] will qualify as a REMIC within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) ___________ will be the "regular interests" in REMIC I, (ii) the ____________ will be the sole class of "residual interests" in REMIC I, (iii) the ____________ will evidence "regular interests" in REMIC II and (iv) the ____________ will be the sole class of "residual interests" in REMIC II, each within the meaning of the REMIC Provisions in effect on the date hereof.

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the laws of the State of Delaware other than its general corporation law, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

            (c) [The Representatives shall have received copies, addressed to them or on which they are entitled to rely, of opinions of counsel furnished to the rating agencies rating the Securities as set forth on
      Schedule I hereto addressing the characterization of the transfer by the Company to the Trustee of its right, title and interest in and to the mortgage loans underlying the Securities (the "Mortgage Loans") in accordance --------------- with the Pooling Agreement, and the sale of the Securities to the Underwriters hereunder, as a sale of the interests in the Mortgage Loan evidenced by the Securities rather than a financing or, alternatively, an opinion with respect to (i) the Trustee's having as a perfected first priority security interest in the Mortgage Loans and (ii) the non-consolidation of the Company and ____________ in the event of a conservatorship or receivership of _____________.]

            (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or President and Chief Executive Officer or an Executive Vice President or Treasurer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement (excluding any Current Reports and any other documents incorporated by reference therein), the Final Prospectus and this Agreement and that to the best of their knowledge:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has

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            complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing
            Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

                  (iii) since the respective dates as of which information is given in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

            (e) On the date hereof, __________ and/or any other firm of certified independent public accountants acceptable to the Representatives shall have furnished to the Representatives a letter, dated the date hereof, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Final Prospectus as the Representatives may reasonably request and as are agreed to by ____________, compared the results of their calculations to the corresponding items in the Final Prospectus, and found each such number and percentage set forth in the Final Prospectus to be in agreement with the results of such calculations. To the extent historical financial information with respect to the Company and/or historical financial, delinquency or related information with respect to one or more servicers is included in the Final Prospectus, such letter or letters shall also relate to such information.

            (f) The Securities shall have received the rating or ratings from the rating agency or rating agencies set forth in Schedule I hereto.

            (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or

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


failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which the Company agrees to indemnify any Underwriter, as set forth below, when such are read in conjunction with the Final Prospectus) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Collateral Error") in the information concerning the Mortgage Loans furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets included in such Current Report (or amendment or supplement thereof), (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), and (iii) such indemnity with respect to any Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets that were prepared on the basis of such Collateral Error, if, prior to the time of confirmation of the sale of the Securities to such person, the Company notified such Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and such Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (A) written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Computational Materials or ABS Term Sheets furnished to the Company by any Underwriter pursuant to or as contemplated by Section 10 and incorporated by reference in the Registration Statement or the Final Prospectus (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Collateral Error, other than a Corrected Collateral Error). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials and/or ABS Term Sheets furnished to the Company by any Underwriter), and you, as the Representatives, confirm that such statements are correct.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a) and the Company in the case of subparagraph (b), representing the indemnified parties under subparagraph (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this
      Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject, as follows:

                  (i) in the case of any losses, claims, damages and liabilities
            (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible under this subparagraph (i) for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder; and

                  (ii) in the case of any losses, claims, damages and
            liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials or ABS Term Sheets results from information prepared by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Computational Materials and ABS Term Sheets. (a) Not later than 10:30 a.m., New York City time, on the date hereof, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in the Securities which constitute either
(i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 10(b)(i) below. Each delivery of Computational Materials and/or ABS Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company.

            (b) The Underwriters represent and warrant to and agree with the Company, as of the date hereof and as of the Closing Date, that:

                  [(i)if the Underwriters have provided any Collateral Term
            Sheets to potential investors in the Securities prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case the Underwriters delivered four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;]

                  (ii) the Computational Materials (either in original,
            aggregated or consolidated form) and ABS Term Sheets furnished to the Company pursuant to Section 10(a) or as contemplated in Section 10(b)(i) constitute all of the materials relating to the Securities furnished by the Underwriters (whether in written, electronic or other format) to prospective investors in the Securities prior to the date hereof, [except for any Preliminary Final Prospectus and any Computational Materials and ABS Term sheets which are not required to be filed with the Commission in accordance with the No-Action Letters,] and all Computational Materials and ABS Term Sheets provided to potential investors in the Securities comply with the requirements of the No-Action Letters;

                  (iii) on the respective dates any such Computational Materials and/or ABS Term Sheets with respect to the Securities referred to in
            Section 10(b)(ii) were last furnished to each prospective investor, on the date of delivery thereof to the Company pursuant to or as contemplated by this Section 10 and on the Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) at the time any Computational Materials or ABS Term
            Sheets with respect to the Securities were furnished to a prospective investor and on the date hereof, the Underwriters possessed, and on the date of delivery of such materials to the Company pursuant to or as contemplated by this Section 10 and on the Closing Date, the Underwriters will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets conform to the representations and warranties of the Underwriters contained in subparagraphs (ii) and (iii) above of this paragraph (b);

                  (v) all Computational Materials and ABS Term Sheets with
            respect to the Securities furnished to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

                  [(vi) all Collateral Term Sheets with respect to the
            Securities furnished to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets;] and

                  (vii) on and after the date hereof, the Underwriters shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Securities (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Securities included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

            (c) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Securities to any prospective investor, and agree that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(v) above. The Underwriters agree that they will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Securities were prepared or disseminated on behalf of the Company.

            (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this
      Section 10 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriters, at their expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriters represent and warrant to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to the Company pursuant to this paragraph (d)) or (ii) such filing is not required under the Act.

            (e) The Underwriters (at their own expense) further agree to provide to the Company any accountants' letters obtained relating to the Computational Materials and/or ABS Term Sheets, which accountants' letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

            11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or _________________ authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

            12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof and this Section 12 shall survive the termination or cancellation of this Agreement.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto, with a copy to: _________________________, Attn:
__________________; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 North Tryon Street, Charlotte, North Carolina 28255, Attn: _________________, with a copy to: _______________, Attn:
_________________.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,


                                       BANC OF AMERICA COMMERCIAL
                                         MORTGAGE INC.



                                       By:  __________________________________

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

BANC OF AMERICA SECURITIES LLC
[NAMES OF ADDITIONAL REPRESENTATIVES]

By:  BANC OF AMERICA SECURITIES LLC



By:  __________________________________

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated ___________, 200_

Registration Statement No. 33-____________

Representatives:

      Banc of America Securities LLC
      [Names of Additional Representatives]

Title, Purchase Price and Description of Securities:

            Title:   Banc  of  America   Commercial   Mortgage  Inc.  Mortgage
Pass-Through Certificates, Series 200_-_


                              Principal     Purchase
                 Class         Amount        Price        Rating
            ---------------------------------------------------------
            ---------------------------------------------------------
            ---------------------------------------------------------
            ---------------------------------------------------------
            ---------------------------------------------------------



Closing Time, Date and Location:


      10:00 A.M. on ______________, 200_ at the offices of _________________.

                                   SCHEDULE II


                                           Principal     Purchase
              Underwriter       Class        Amount        Price
            ---------------------------------------------------------